EXHIBIT 10.2

AIRCRAFT INTERCHANGE AGREEMENT

This AIRCRAFT INTERCHANGE AGREEMENT (the "Agreement") is made and entered into as of January 1, 2005, by and between Interface Operations LLC ("Interface"), and Las Vegas Sands Corp. ("LVSC").

In consideration of the mutual promises, agreements, covenants, warranties, representations and provisions contained herein, the parties agree as follows:

1.          Interchange of the Aircraft. Each party represents to the other party that such party owns, leases or otherwise has exclusive possession and control of the aircraft set forth next to such party's name in Exhibit A (any one or more of such aircraft shall be referred to as the "Aircraft"). Subject to the terms and conditions contained herein, each party shall make available to the other party its Aircraft, with a flight crew, on an as-available basis, in exchange for equal flight time on such other party's Aircraft, together with a charge calculated in accordance with section 8(a) and Exhibit A to reflect the differential cost of owning, operating and maintaining the aircraft listed in Exhibit A which shall be paid as set forth in section 8(b). This Agreement is intended to be an interchange agreement within the meaning of 14 C.F.R. Section 91.501(c)(2).

2.          Term. The term of this Agreement (the "Term") shall commence on the date of this Agreement and end one year thereafter (the "Expiration Date"). The Expiration Date (as it may be extended) shall be automatically extended by one year if neither party has given notice of non-renewal to the other at least 30 days before the then Expiration Date. Notwithstanding anything to the contrary in this section 2, either party may terminate this Agreement on 30 days' notice, provided that such party is not then in default.

3.          Delivery. Upon the request of a party to the other party, subject to the availability of such other party's Aircraft at the time of such request for the flights proposed by such party, such other party shall deliver its Aircraft to such party at such location as such party may reasonably request. LVSC acknowledges that Interface currently bases its Aircraft at McCarran International Airport, Las Vegas, Nevada and Interface acknowledges that LVSC currently bases its Aircraft at McCarran International Airport, Las Vegas, Nevada (each base with respect to an Aircraft, as such base may be changed from time to time, shall be referred to as a "Home Base").

4.          Return. On the earlier of the Expiration Date or the termination of this Agreement pursuant to section 14(a)(i) and, unless the other party agrees to the contrary, upon the conclusion of each flight of such other party's Aircraft on behalf of a party under this Agreement, such other party's Aircraft shall be returned to its Home Base or such other location as the parties may agree. For the sake of clarification, flight time to ferry an Aircraft to the delivery location specified by a party pursuant to section 3, and flights to return the Aircraft to the Home Base or such other location as the parties agree pursuant to this section 4, shall be deemed to be use of the Aircraft by such party.

5.	Use of Aircraft.

(a)        Each party shall use the other party's Aircraft only for the transportation of its employees and guests and shall not obtain compensation for such transportation from any person.

(b)        With respect to the use by a party of the other party's Aircraft under this Agreement, such party shall not violate, and such party shall not permit any of its employees, agents or guests to violate, any applicable law, regulation or rule of the United States, and state, territory or local authority, or any foreign government or subdivision thereof and such party shall not bring or cause to be brought or carried on board such other party's Aircraft, or permit any employee, agent or guest to bring or cause to be brought or carried on board such other party's Aircraft, any contraband or unlawful articles or substances, or anything that is contraband or is an unlawful article or substance in any jurisdiction into or over which such other party's Aircraft is to operate on behalf of such party.

(c)        Each party shall, and each party shall cause its employees, agents and guests to, comply with all lawful instructions and procedures of the other party and its agents and employees regarding such other party's Aircraft, its operation or flight safety.

(d)        Each party acknowledges that its discretion in determining the origin and destination of its flights on the other party's Aircraft under this Agreement shall be subject to the following: (i) such origin and destination, and the routes to reach such origin and destination, are not within or over (A) an area of hostilities, (B) an area excluded from coverage under the insurance policies maintained by such other party with respect to such other party's Aircraft or (C) a country or jurisdiction for which exports or transactions are subject to specific restrictions under any United States export or other law or United Nations Security Council Directive, including without limitation, the Trading With the Enemy Act, 50 U.S.C. App. Section 1 et seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et seq. and the Export Administration Act, 50 U.S.C. App. Section 2401 et seq.; (ii) the flights proposed by such party shall not cause (A) such other party's Aircraft or any part thereof (1) to be used predominately outside of the United States within the meaning of the Section 168(g)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and (2) to fail to be operated to and from the United States within the meaning of Section 168(g)(4)(A) of the Code; or (B) any item of income, gain, deduction, loss or credit with respect to the transactions contemplated by this Agreement to be treated as derived from, or allocable to, sources without the United States within the meaning of Section 862 of the Code; or (C) such other party or such other party's Aircraft to become liable for any personal property, ad valorem, rental, sales, use, excise, value-added, leasing, leasing use, stamp, or other similar tax, levy, impost, duty, charge, fee or withholding; (iii) the proposed flights do not require the flight crew to exceed any flight or duty time limitations that such other party imposes upon its flight crews; and (iv) in the judgment of the such other party, the safety of flight is not jeopardized.

(e)        Each party acknowledges that, if, in the opinion of the other party (including, its pilot-in-command), flight safety may be jeopardized, such other party may terminate a flight or refuse to commence it without liability for loss, injury or damage occasioned by such termination or refusal. Each party acknowledges that the other party shall not be liable for any loss, damage, cost or expense arising from or related to, directly or indirectly, any delay, cancellation or failure to furnish any transportation pursuant to this Agreement, including, without limitation, when caused by government regulation, law or authority, mechanical difficulty or breakdown, war, civil commotion, strikes or other labor disputes, weather conditions, acts of God, public enemies or any other cause beyond such other party's control.

(f)         LVSC acknowledges that (i) Interface's Aircraft is owned by Yona Aviation Corp. ("Yona Aviation") and is leased to Interface (the "G-III Lease"), and (ii) LVSC's rights in and to Interface's Aircraft under this Agreement are subject and subordinate to all terms of the G-III Lease and all rights of Yona Aviation in and to the Aircraft and under the G-III Lease, including, without limitation, the right of Yona Aviation to inspect and take possession of the Aircraft from time to time in accordance with the GIII-Lease and applicable law. LVSC acknowledges that Yona Aviation has not made any warranty or representation, either express or implied, as to the design, compliance with specifications, operation, or condition of, or as to the quality of the material, aircraft, or workmanship in, Interface's Aircraft or any component thereof delivered to Interface, and Yona Aviation does not make any warranty of merchantability or fitness of Interface's Aircraft or any component thereof for any particular purpose, or any other representation or warranty, express or implied, with respect to Interface's Aircraft or component thereof.

6.          Pilots. For all flights pursuant to this Agreement, each party shall cause its Aircraft to be operated by pilots who are duly qualified under the Federal Aviation Regulations, including without limitation, with respect to currency and type-rating, who meet all other requirements established and specified by the insurance policies required hereunder.

7.          Operation and Maintenance Responsibilities. Each party shall be in operational control of its Aircraft for all flights on such Aircraft by the other party pursuant to this Agreement. As between the parties, each party shall be solely responsible for the operation and maintenance of its Aircraft.

8.	Flight Specific Expenses.

(a)        The differential cost of operating the Aircraft shall include the differential amount of costs specifically incurred with respect to each flight (including ferry or positioning flights) that are not directly associated with operating the Aircraft, including:

(i)         all fees, including fees for landing, parking, hangar, tie-down, handling, customs, use of airways and permission for overflight;

(ii)	all expenses for flight planning and weather contract services;
(iii)	all expenses for catering and in-flight entertainment materials;

(iv)        all travel expenses for pilots, flight attendants and other flight support personnel, including food, lodging and ground transportation;

(v)	all communications charges, including in-flight telephone.

Costs specifically incurred for a flight are not intended to include costs ordinarily incurred with respect to the operation of the Aircraft such as: hangaring at the Home Base, insurance, crew training, crew salaries and benefits, maintenance, fuel and oil. Each party shall be responsible for arranging and paying for all passenger ground transportation and accommodation in connection with such party's use of the other party's Aircraft.

(b)        Each party shall deliver to the other party an itemized statement of all costs described in section 8(a) and Exhibit A incurred in the previous month with respect to flights by the other party. If the amount of such costs incurred by LVSC exceeds the amount of such costs incurred by Interface, then Interface shall pay LVSC such excess no later than 30 days after receiving LVSC's statement of such costs. If the amount of such costs incurred by Interface exceeds the amount of such costs incurred by LVSC, then LVSC shall pay Interface such excess no later than 30 days after receiving Interface's statement. Each party shall, on request of the other party, provide documentation to support the amount of costs reflected on such party's statements.

9.	Taxes.

(a)        Except for any taxes on, or measured by, the net income of a party imposed by the United States Government or any state or local government or taxing authority in the United States, which shall be the sole responsibility of such party, the other party shall pay to and indemnify such party and its employees and agents (collectively, the "Indemnitees") for, and hold each Indemnitee harmless from and against, on an after-tax basis, all other income, franchise, gross receipts, rental, sales, use, excise, personal property, ad valorem, value added, leasing, leasing use, stamp, landing, airport use, or other taxes, levies, imposts, duties, charges, fees or withholdings of any nature, together with any penalties, fines, or interest thereon ("Taxes") arising out of such party's use of such other party's Aircraft and imposed against any Indemnitee, lessee, or the Aircraft, or any part thereof, by any federal or foreign government, any state, municipal or local subdivision, any agency or instrumentality thereof or other taxing authority upon or with respect to the Aircraft, or any part thereof, or upon the ownership, delivery, leasing, possession, use, operation, return, transfer or release thereof, or upon the rentals, receipts or earnings arising therefrom, or upon or with respect to this Agreement. The indemnifying party shall have the right to contest any Taxes, provided that (a) the indemnifying party shall have given to such other party written notice of any such Taxes, which notice shall state that such Taxes are being contested by the indemnifying party in good faith with due diligence and by appropriate proceedings and that the indemnifying party has agreed to indemnify each Indemnitee against any cost, expense, liability or loss (including, without limitation, reasonable attorneys' fees) arising from or in connection with such contest; (b) in such other party's sole judgment, such other party has received adequate assurances of payment of such contested Taxes; and (c) counsel for such other party shall have determined that the nonpayment of any such Taxes or the contest of any such payment in such proceedings does not, in the sole opinion of such counsel, adversely affect the title, property or rights of such other party. In case any report or return is required to be made with respect to any Taxes, the indemnifying party will either (after notice to the other party) make such report or return in such manner as will show that such party owns, leases or otherwise has exclusive possession and control of the Aircraft and send a copy of such report or return to such other party or will notify such other party of such requirement and make such report or return in such manner as shall be satisfactory to such other party. Such other party agrees to cooperate fully with the indemnifying party in the preparation of any such report or return.

(b)        Without limiting the generality of section 9(a), a party using the other party's Aircraft pursuant to this Agreement shall pay to such other party any federal excise taxes applicable with respect to such party's use, or such party's payment for such party's use, of such other party's Aircraft.

10.        Insurance. Each party shall be responsible for all costs to maintain in effect, throughout the Term, insurance policies with respect to its Aircraft providing public liability, property and environmental damage coverage with a combined per occurrence limit of liability of no less than Three Hundred Million Dollars ($300,000,000) and medical expense coverage with a per person limit of liability of no less than Ten Thousand Dollars ($10,000) and providing such other coverages as such party deems appropriate. All insurance policies shall (a) name the other party as an additional insured with respect to such other party's use of such party's Aircraft, (b) not be subject to any offset by any other insurance carried by either party with respect to such other party's use of such party's Aircraft (except for any non-owned insurance coverage that a party may carry that is underwritten by the underwriter(s) of the other party's insurance policies), (c) contain a waiver by the insurer of any subrogation rights against such other party with respect to such other party's use of such party's Aircraft, (d) insure the interest of such other party, regardless of any breach or violation by the party holding the policy or of any other person (other than is solely attributable to the gross negligence or willful misconduct of such other party) of any warranty, declaration or condition contained in such policies, (e) provide that any cancellation or any reduction in the coverage shall not be effective as to such other party until 30 days (or, with respect to war risk insurance, 7 days or such shorter period as may then be customary on the London market, and with respect to cancellation on account of non-payment of premium, 10 days) after receipt by such other party of written notice from the insurer of such cancellation or reduction in coverage, and (f) include a severability of interests endorsement providing that such policy shall operate in the same manner (except for the limits of coverage) as if there were a separate policy covering each insured.

Each party shall submit a copy of this Agreement to the issuer(s) of the insurance policies such party maintains in accordance with this section 10 and shall cause such issuer(s) to provide to the other party a certificate of insurance evidencing compliance with the requirements of this section 10.

11.	Loss or Damage

(a)        Each party shall indemnify, defend and hold harmless the other party and its officers, directors, agents, shareholders, members, managers and employees from and against any and all liabilities, claims (including, without limitation, claims involving or alleging such party's negligence and claims involving strict or absolute liability in tort), demands, suits, causes of action, losses, penalties, fines, expenses (including, without limitation, attorneys' fees) or damages (collectively, "Claims"), whether or not such other party may also be indemnified as to any such Claim by any other person, in any way relating to or arising out of such party's breach of this Agreement; any damage (other than ordinary wear and tear) to such other party's Aircraft caused by the indemnifying party, its employees, agents or guests.

(b)        In the event of loss, theft, confiscation, damage to or destruction of an Aircraft, or any engine or part thereof, from any cause whatsoever (a "Casualty Occurrence") occurring at any time when a party is using the other party's Aircraft under this Agreement, such party shall furnish such information and execute such documents as may be necessary or reasonably required by such other party or applicable law. Such party shall cooperate fully in any investigation of any claim or loss processed by such other party under such other party's aircraft insurance policy(ies) and in seeking to compel the relevant insurance company or companies to pay any such claims.

(c)        In the event of loss or destruction of all or substantially all of either Aircraft, or damage to either Aircraft that causes it to be irreparable in the opinion of its owner or any insurance carrier providing hull coverage with respect to such Aircraft, or in the event of confiscation or seizure of either Aircraft, this Agreement shall automatically terminate as to such Aircraft and shall terminate as to the other Aircraft when the owner of such Aircraft has used such other Aircraft at least as many hours as the owner of such other Aircraft used the Aircraft prior to such loss, destruction, damage, confiscation or seizure; provided, however, that such termination shall not terminate either party's obligation to cooperate with the other party in seeking to compel the relevant insurance company or companies to pay claims arising from such loss, destruction, damage, confiscation or seizure; provided, further, that the termination of this Agreement shall not affect either party's obligation to pay the other party all accrued and unpaid amounts due hereunder. Except as specifically provided in this section 11(c), this Agreement shall not terminate, and the obligations of neither party shall be affected by reason of any Casualty Occurrence.

12.        Representations and Warranties. Each party represents, warrants and agrees as follows:

(a)        Authorization. Each party has all necessary powers to enter into the transactions contemplated in this Agreement and has taken all actions required to authorize and approve this Agreement.

(b)        Identification. Each party shall keep a legible copy of this Agreement on board the other party's Aircraft at all times when such party is using such other party's Aircraft.

(c)        As-Is Condition: Each party acknowledges that the other party has not made any warranty or representation, either express or implied, as to the design, compliance with specifications, operation, or condition of, or as to the quality of the material, aircraft, or workmanship in, such other party's Aircraft or any component thereof, and such other party makes no warranty of merchantability or fitness of such other party's Aircraft or any component thereof for any particular purpose or as to title to such other party's Aircraft or component thereof, or any other representation or warranty, express or implied, with respect to such other party's Aircraft or component thereof.

13.        Event of Default. The following shall constitute an Event of Default by a party:

(a)        Such party shall not have made payment of any amount due under section 1 or section 8 within 10 days after the same shall become due; or

(b)        Such party shall have failed to perform or observe (or cause to be performed or observed) any other covenant or agreement required to be performed under this Agreement, and such failure shall continue for 20 days after written notice thereof from the other party to such party; or

(c)        Such party (i) becomes insolvent, (ii) fails to pay its debts when due, (iii) makes any assignment for the benefit of creditors, (iv) seeks relief under any bankruptcy law or similar law for the protection of debtors, (v) suffers a petition of bankruptcy filed against it that is not dismissed within 30 days, or (vi) suffers a receiver or trustee to be appointed for itself or any of its assets, and such is not removed within 30 days.

14.	Default Remedies

(a)        Upon the occurrence of any Event of Default by a party, the other party may, at its option, exercise any or all remedies available at law or in equity, including, without limitation, any or all of the following remedies, as such other party in its sole discretion shall elect:

(i)         By notice in writing, terminate this Agreement, whereupon all rights of the defaulting party to the use of such other party's Aircraft or any part thereof shall absolutely cease and terminate, but the defaulting party shall remain liable as hereinafter provided; and thereupon the defaulting party, if so requested by such other party, shall, at the defaulting party's expense, promptly return the Aircraft to such other party as required by Section 4, or such other party, at its option, may enter upon the premises where its Aircraft is located and take immediate possession of and remove the same by summary proceedings or otherwise. The defaulting party specifically authorizes the other party's entry upon any premises where such other party's Aircraft may be located for the purpose of, and waives any cause of action it may have arising from, a peaceful retaking of such other party's Aircraft. The defaulting party shall forthwith pay to the other party an amount equal to the total of all accrued and unpaid amounts due hereunder, plus any and all losses and damages incurred or sustained by such other party by reason of any default by the defaulting party under this Agreement.

(ii)         Perform or cause to be performed any obligation, covenant or agreement of the defaulting party hereunder. The defaulting party agrees to pay all costs and expenses incurred by the other party for such performance and acknowledges that such performance by such other party shall not be deemed to cure the Event of Default.

(b)        The defaulting party shall be liable for and pay to the other party all costs, charges and expenses, including reasonable attorneys' fees and disbursements, incurred by the other party by reason of the occurrence of any Event of Default or the exercise of such other party's remedies with respect thereto.

15.	General Provisions

(a)        Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the construction or interpretation of this Agreement.

(b)        Partial Invalidity. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, then such provision shall be enforced to the extent that it is not illegal, invalid, unenforceable or void, and the remainder of this Agreement, as well as such provision as applied to other persons, shall remain in full force and effect.

(c)        Waiver. With regard to any power, remedy or right provided in this Agreement or otherwise available to any party, (i) no waiver or extension of time shall be effective unless expressly contained in a writing signed by the waiving party, (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence, and (iii) waiver by any party of the time for performance of any act or condition hereunder does not constitute waiver of the act or condition itself.

(d)        Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and be deemed duly given upon actual receipt when delivered personally, by mail, by a courier service that provides delivery receipts, or by facsimile (provided that the original is delivered promptly in accordance with this section 15(d). Notices shall be addressed as specified in writing by the relevant party from time to time and shall initially be as follows:

To LVSC at:	Las Vegas Sands Corp.

3355 Las Vegas Boulevard South

Las Vegas, Nevada 89109

Attention: General Counsel

Fax:	(702) 733-5088
Tel.:	(702) 733-5631

To Interface at:	Interface Operations LLC

300 First Avenue

Needham, Massachusetts 02494

Attn: Stephen J. O’Connor

Fax:	(781) 449-6616
Tel.	(781) 449-6500

No objection may be made to the manner of delivery of any notice or other communication in writing actually received by a party.

(e)        Massachusetts Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, regardless of the choice of law provisions of Massachusetts or any other jurisdiction.

(f)         Entire Agreement. This Agreement (including the attached exhibits) constitutes the entire agreement between the parties pertaining to the subject matter contained in this Agreement and supersedes any prior or contemporaneous agreements, representations and understandings, whether written or oral, of or between the parties with respect to the subject matter of this Agreement. There are no representations, warranties, covenants, promises or undertakings, other than those expressly set forth or referred to herein.

(g)        Amendment. This Agreement may be amended only by a written agreement signed by all of the parties.

(h)        Binding Effect; Assignment. This Agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective successors and assigns; provided, however, that neither party shall assign any of its rights under this Agreement, and any such purported assignment shall be null, void and of no effect.

(i)         Attorneys' Fees. Should any action (including any proceedings in a bankruptcy court) be commenced between any of the parties to this Agreement or their representatives concerning any provision of this Agreement or the rights of any person or entity thereunder, solely as between the parties or their successors, the party or parties prevailing in such action as determined by the court shall be entitled to recover from the other party all of its costs and expenses incurred in connection with such action (including, without limitation, fees, disbursements and expenses of attorneys and costs of investigation).

(j)         Remedies Not Exclusive. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity by statute or otherwise. The election of any one or more remedies shall not constitute a waiver of the right to pursue other remedies.

(k)        No Third Party Rights. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to this Agreement and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

(l)         Counterparts. This Agreement may be executed in one or more counterparts, each of which independently shall be deemed to be an original, and all of which together shall constitute one instrument. The parties may exchange executed copies transmitted by telecopier, provided the executed originals are forwarded in accordance with section 15(d).

(m)       Expenses. Each party shall bear all of its own expenses in connection with the negotiation, execution and delivery of this Agreement.

(n)        Broker/Finder Fees. Each party represents that it has dealt with no broker or finder in connection with the transaction contemplated by this Agreement and that no broker or other person is entitled to any commission or finder's fee in connection therewith. Each party agrees to indemnify and hold harmless the other against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

(o)        Relationship of the Parties. Nothing contained in this Agreement shall in any way create any association, partnership, joint venture, or principal-and-agent relationship between the parties hereto or be construed to evidence the intention of the parties to constitute such.

(p)        Limitation of Liability. Each party agrees to rely solely on the insurance maintained by both parties pursuant to section 10 for coverage of any liability for claims by its passengers or third parties for any liability for property damage or personal injury arising from such party's use of the Aircraft. Further, neither party shall enforce any judgment against the other party for property damage or personal injury arising in connection with the other party's performance of this Agreement in excess of the proceeds of the other party's insurance policies described in section 10, provided that such other party maintained the insurance coverages as required by section 10. Each party waives any and all claims, rights and remedies against the other party, whether express or implied, or arising by operation of law or in equity, for any punitive, exemplary, indirect, incidental or consequential damages whatsoever arising out of this Agreement, and whether or not such party was or should have been aware or advised of the possibility of such damage.

(q)        Survival. All representations, warranties, covenants and agreements, set forth in sections 1 (only the first sentence) 4, 5(a), 5(e), 8, 9, 11, 12, 14, 15 of this Agreement shall survive the expiration or termination of this Agreement.

16.	Truth-In-Leasing

(a)        DURING THE TWELVE MONTHS PRECEDING THE DATE OF THIS AGREEMENT (OR, IF SHORTER, THE PERIOD FROM THE DATE OF DELIVERY FROM THE MANUFACTURER), LVSC'S AIRCRAFT HAVE BEEN MAINTAINED AND INSPECTED UNDER PART 91 OF THE FEDERAL AVIATION REGULATIONS ("FAR"), AND INTERFACE'S AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER FAR PART 91. EACH PARTY ACKNOWLEDGES THAT LVSC'S AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT. EACH PARTY ACKNOWLEDGES THAT INTERFACE'S AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FAR PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.

(b)        EACH PARTY ACKNOWLEDGES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF ITS AIRCRAFT FOR FLIGHTS UNDER THIS AGREEMENT. EACH PARTY FURTHER CERTIFIES THAT SUCH PARTY UNDERSTANDS ITS RESPONSIBILITY FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

(c)        AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the day and year first written above.

LVSC:	INTERFACE:
Las Vegas Sands Corp.	Interface Operations LLC

By:	Bradley K. Serwin	By:	Sheldon G. Adelson

Title:	General Counsel and Secretary	Title:	President and CEO

EXHIBIT A

Aircraft Owner	Aircraft	Charge Relative to G-III59A
Las Vegas Sands Corp.	Gulfstream G-IV Serial No.: 1280 Registration No.: N531MD	$ - 0 - d
	Gulfstream G-IV Serial No.: 1290 Registration No.: N71VR	$ - 0 - d
Interface Operations LLC	Gulfstream G-III59A Serial No.: 351 Registration No.: N623MS	N/A

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